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                                                                    EXHIBIT 3.33

                         CERTIFICATE OF INCORPORATION

                                      OF

                  GROUNDWATER TECHNOLOGY INTERNATIONAL, INC.

                          *    *    *    *    *    *

     FIRST. The name of the corporation is Groundwater Technology International, Inc.

     SECOND.   The address of its registered office in the State of Delaware is
1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common stock with a par value of One Cent ($.0l) per share.

     FIFTH.    The name and mailing address of the sole incorporator is as follows:


               Name               Mailing Address
               ----               ---------------

               Robin A. Painter   Testa, Hurwitz & Thibeault
                                  53 State Street
                                  Boston, MA  02109


     SIXTH.    The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

          B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

     EIGHTH.   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its
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stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-- fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. The corporation eliminates the personal liability of each member of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

     TENTH. The corporation reserves the right to amend or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of January, 1987.


                                /s/  Robin A. Painter
                              --------------------------------
                              Robin A. Painter
                              Sole Incorporator
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                           CERTIFICATE OF AMENDMENT

                                      OF

                  GROUNDWATER TECHNOLOGY INTERNATIONAL, INC.

     Groundwater Technology International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State or Delaware, does hereby certify:

     FIRST:     That the Board of Directors of said Corporation, by unanimous written consent of the Board of Directors, duly adopted the following resolution declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, as amended:

     RESOLVED: That it is advisable and in the best interest of the Corporation that the Corporation's Certificate of Incorporation, as mended, be amended by restating Article FIRST in its entirely as follows: "The name of the corporation is Fluor Daniel GTI International, Inc."

     SECOND:    That the amendment was duly adopted pursuant to Section 228 of the General Corporation Law of the State at Delaware by written consent of the sole stockholder of the Corporation.

     THIRD:     That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Groundwater Technology International, Inc. has caused this Certificate to be signed by its Vice President and its Assistant Secretary this 10th day of June 1996.

                              GROUNDWATER TECHNOLOGY
                              INTERNATIONAL INC.

                              By:  /s/  Richard W. Lewis
                              ------------------------------------------------
                                              Richard W. Lewis, Vice President

Attest:

  /s/  Brian D. Goldsteini
--------------------------
Brian D. Goldstein,
Assistant Secretary
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                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     FLUOR DANIEL GTI INTERNATIONAL, INC.

     Fluor Daniel GTI International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted and approved the following to amend the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Fluor Daniel GTI international, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

     1.  The name of the corporation is:  IT International Investments, Inc.

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Fluor Daniel GTI International, Inc. has caused this certificate to be signed by James M. Redwine its sole Director this 9th day of March, 1999.

                              Fluor Daniel GTI International, Inc.

                              By:  /s/ James M. Redwine
                                  ------------------------------------
                                             James M. Redwine
                                               Sole Director